SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2005 (May 3, 2005)

                    UST INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-17506	06-1193986

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut	06830

(Address of principal executive offices)	(Zip Code)

(203) 661-1100

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 1.01 Entry into a Material Definitive Agreement.

2005 Long Term Incentive Plan

On May 3, 2005, the stockholders of UST Inc. (the “Company”) approved the UST Inc. 2005 Long-Term Incentive Plan (the “Plan”). The Plan provides for the grant of incentive and non-statutory stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, performance awards, dividend equivalents, and other stock based awards to employees (including officers), non-employee directors and consultants of the Company.

The Company has reserved for issuance under the Plan 10,000,000 shares of the Company’s common stock, par value $0.50 per share (the “Common Stock”), plus the number of shares of Common Stock underlying awards under the Amended and Restated Stock Incentive Plan, the Nonemployee Directors’ Stock Option Plan, and Nonemployee Directors’ Restricted Stock Award Plan which expire or otherwise remain unissued following the forfeiture or expiration of awards granted under such plans. Pursuant to the Plan, during any fiscal year (i) no employee may be granted options or SARs with respect to more than 250,000 shares of Common Stock (500,000 in the case of a new hire) (ii) no employee may be granted awards other than options or SARs with respect to more than 100,000 shares of Common Stock (200,000 in the case of a new hire) and (iii) in the case of performance awards that are measured in dollars at the time of grant, no employee may earn more than $3,000,000 in any year during the relevant performance period. During the term of the Plan, no more than an aggregate of 3,000,000 shares of Common Stock may be made subject to awards other than awards of options or SARs. Further, of the total number of shares of Common Stock reserved for issuance under the Plan, 2,000,000 shares of Common Stock have been reserved for broad-based grants to employees other than officers under the Plan.

The Compensation Committee of the Board of Directors of the Company has the authority to determine the effect of a termination of employment on awards held by a Plan participant. Unless otherwise provided by the Compensation Committee in the participant’s award agreement, if a participant’s employment is terminated for “cause” (as defined in the Plan) or if it is discovered following termination of employment that the participant could have been terminated for cause, any outstanding awards will be immediately forfeited. In addition, the participant will be required to forfeit (i) the number of shares of Common Stock or amount of cash that he acquired during the 180 days prior to the participant’s termination of employment by means of the grant, vesting or exercise of an award pursuant to the Plan or, (ii) if applicable, the proceeds of the sale of any shares of Common Stock acquired during the 180 days prior to the participant’s termination of employment by means of the grant, vesting or exercise of an award pursuant to the Plan.

All outstanding awards become vested or exercisable upon a change in control (as defined in the Plan). Upon a change in control, awards subject to performance conditions are treated as if all such conditions have been met and the value of such awards is paid in cash. In the event that the Common Stock is no longer issued and outstanding or no longer traded on a national securities exchange as a result of the change in control transaction (or if stock options or SARs otherwise become unexercisable as a result of the transaction or the termination of the holder’s employment without cause during the two-year period following the transaction), awards will be paid in cash in an amount equal to the value of the award.

The Plan is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	UST Inc. 2005 Long-Term Incentive Plan, incorporated by reference to Appendix A to the UST Inc. Notice of 2005 Annual Meeting of Stockholders and Proxy Statement, dated March 24, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UST INC.

Dated: May 4, 2005	By:	/s/ Richard A. Kohlberger

	Name:	Richard A. Kohlberger
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	UST Inc. 2005 Long-Term Incentive Plan, incorporated by reference to Appendix A to the UST Inc. Notice of 2005 Annual Meeting of Stockholders and Proxy Statement, dated March 24, 2005.